                                                                     Exhibit 4.1

                          SECOND SUPPLEMENTAL INDENTURE

      This SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 28, 2005, by and among The Lincoln Memorial Park Cemetery Association, a Nebraska corporation (the "Guaranteeing Subsidiary"), a subsidiary of Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture (as defined below)) and U.S. Bank National Association, successor to Firstar Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 29, 2001 and a First Supplemental Indenture thereto dated as of February 2, 2005 (together, the "Indenture") providing for the issuance of an aggregate principal amount of $300 million of 10-3/4% Senior Subordinated Notes due 2008 (the "Notes");

            WHEREAS, Lincoln Memorial Mortuary, Inc., a Nebraska corporation and Guarantor under the Indenture (the "Disappearing Subsidiary"), has merged with and into the Guaranteeing Subsidiary, effective as of February 1, 2005 (the "Merger");

            WHEREAS, the Guaranteeing Subsidiary is not currently a Guarantor under the Indenture;

            WHEREAS, Section 11.05 of the Indenture requires that, in connection with the Merger, the Guaranteeing Subsidiary, the other Guarantors and the Company execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall assume all of the Disappearing Subsidiary's obligations under the Notes and the Indenture and shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            2. Agreement to Assume and Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

      (a) To assume all of the Disappearing Subsidiary's obligations under the Notes and the Indenture and, along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its

                                                                     Exhibit 4.1

successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. This Subsidiary Guarantee is a guarantee of payment and not of collection.

      (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

      (c) Subject to Section 6.06 of the Indenture, the following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

      (d) The Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

      (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of

                                                                     Exhibit 4.1

acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

      (h) Pursuant to Section 11.03 of the Indenture, the Trustee, the Holders and the Guarantors irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary so that they shall not constitute a fraudulent transfer or conveyance.

            3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Debt of the Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Ten thereof.

            4. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee.

            5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 11.05 of the Indenture, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

      (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

      (b)   either:

                  (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                  (ii) such sale or other disposition complies with Section 4.10, including the application of the Net Proceeds therefrom.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be

                                                                     Exhibit 4.1

substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            6. Releases.

      (a) Any Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.10 of the Indenture, including the application of the Net Proceeds therefrom; (ii) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10 of the Indenture, including the application of the Net Proceeds therefrom and (iii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

      (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

            7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

                                                                     Exhibit 4.1

            8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                            [SIGNATURE PAGES FOLLOW]

                                                                     Exhibit 4.1

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION, as Guaranteeing Subsidiary

By: /s/Thomas M. Kitchen
    ---------------------
Name: Thomas M. Kitchen
Title: Authorized Person

STEWART ENTERPRISES, INC.

By: /s/Thomas M. Kitchen
    ----------------------
Name: Thomas M. Kitchen
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: ______________________________
Name:
Title:

OTHER GUARANTORS:

KILGORE-GREEN FUNERAL HOME, INC.
S.E. CEMETERIES OF ALABAMA, INC.
S.E. COMBINED SERVICES OF ALABAMA, INC.
S.E. FUNERAL HOMES OF ALABAMA, INC.
FOREST HILLS CEMETERY, INC.
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
GRIFFIN-LEGGETT, INC.
GROSS FUNERAL HOME, INC.
REST HILLS MEMORIAL PARK, INC.
S.E. FUNERAL HOMES OF ARKANSAS, INC.
ALL SOULS MORTUARY, INC.
ASHES TO ASHES, INC.
ASSUMPTION MORTUARY, INC.
BARSTOW FUNERAL HOMES, INC.
BUCHHEIM FAMILY, INC.

                                                                     Exhibit 4.1

CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
CATALINA CHANNEL CREMATION SOCIETY
CATHOLIC MORTUARY SERVICES, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
HOPSON MORTUARY, INC.
LASSILA FUNERAL CHAPELS, INC.
LOMBARD & CO.
N.D. DAVIS & ASSOCIATES, INC.
QUEEN OF HEAVEN MORTUARY, INC.
RESURRECTION MORTUARY, INC.
RIVER CITIES FUNERAL CHAPEL, INC.
S.E. ACQUISITION OF CALIFORNIA, INC.
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
SAN DIEGO CEMETERY ASSOCIATION
SAN FERNANDO MISSION MORTUARY, INC.
SANTA BARBARA FUNERAL SERVICES, INC. SANTA CLARA MORTUARY, INC.
SCOVERN MORTUARY, A CALIFORNIA CORPORATION
SDCA HOLDINGS, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY
VICTOR V. DESROSIER, INC.
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
SENTINEL CREMATION SOCIETIES, INC.
A.P. BOZA FUNERAL HOME, INC.
ALL FAITHS MEMORIAL PARK, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
BAY AREA CREMATORY, INC.
BETH DAVID MEMORIAL CHAPEL, INC.
BRUCE OCALA FUNERAL HOME, INC.
CEMETERY MANAGEMENT, INC.
CHAPEL HILL CEMETERY, INC.
CURRY & SON FUNERAL HOME, INC.
DAVID C. GROSS FUNERAL HOME, INC.
FLORIDA HILLS MEMORIAL GARDENS, INC.
GARDEN OF MEMORIES, INC.
GLEN HAVEN MEMORIAL PARK, INC.

                                                                     Exhibit 4.1

GOOD SHEPHERD MEMORIAL GARDENS, INC.
HIGHLAND MEMORY GARDENS, INC.
HUBBELL FUNERAL HOME AND CREMATORY, INC.
KENT R. PALMER, INC.
KICLITER FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MEMORIAL PARK CEMETERY, INC.
MEMORIAL SUNSET PARK, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
ROBERTS FUNERAL HOME, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
SEMORAN FUNERAL HOME, INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
SYLVAN ABBEY MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
TRINITY MEMORIAL GARDENS OF LAKELAND, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
WALSH & WOOD FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC.
WOODLAWN PARK CEMETERY COMPANY
CHEATHAM HILL MEMORIAL PARK, INC.
EASTLAWN CORPORATION
GARNER FAMILY FUNERAL HOME, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HAISTEN FUNERAL HOMES, INC.
HIGGINS AND SON FUNERAL HOME, INC.
HOLLY HILL MEMORIAL PARK, INC.
ROSEHAVEN FUNERAL HOME & CEMETERY, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
S.E. ACQUISITION OF BLUE ISLAND, ILLINOIS, INC.
S.E. ACQUISITION OF OAK LAWN AND ORLAND PARK, ILLINOIS, INC.
ANDREW J. MCGANN & SON FUNERAL HOME, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
RUNYAN MANGOLD, INC.
ACME MAUSOLEUM CORPORATION
EMPRESAS STEWART - CEMENTERIOS, INC.
EMPRESAS STEWART - FUNERARIAS, INC.
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)
LAKE LAWN PARK, INC.
S.E. AUSTRALIA, INC.
S.E. CEMETERIES OF LOUISIANA, INC.
S.E. FUNERAL HOMES OF LOUISIANA, INC.
S.E. SOUTH-CENTRAL, INC.
STEWART ENTERPRISES (EUROPE) INC.

                                                                     Exhibit 4.1

STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
DRUID RIDGE CEMETERY COMPANY
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
GALLERY GRANITE CORPORATION
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
PARKWOOD MANAGEMENT COMPANY
S.E. MID-ATLANTIC, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
THE PARKWOOD CEMETERY COMPANY
WILLIAM W. CHAMBERS, INC.
LAKEWOOD MEMORIAL PARK, INC.
D.W. NEWCOMER'S SONS, INC.
DWN PROPERTIES, INC.
FUNERAL SECURITY PLANS, INC.
NEPTUNE SOCIETY OF NEVADA, INC.
RENO MEMORIAL, INC.
S.E. ACQUISITION OF NEVADA, INC.
S.E. ACQUISITION OF RENO, NEVADA, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
C.J. APPLEGATE AND SONS, INC.
CORNELL & DAGGETT, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
MURPHY FUNERAL SERVICE, INC.
OTTO REDANZ FUNERAL HOME, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
STRONG & BURNS FUNERAL HOME, INC.
CATAWBA MEMORIAL PARK, INC.
EVANS FUNERAL HOME, INC.
GARRETT - HILLCREST, INC.
MCLAURIN'S FUNERAL HOME, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.

                                                                     Exhibit 4.1

AMLING/SCHROEDER FUNERAL SERVICE, INC.
CASCADE CREMATORY, INC.
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
DUTTON, INC.
S.E. GREENWOOD, INC.
J.P. FINLEY AND SON MORTUARY, INC.
S.E. BEND NR, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF OREGON, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
SUNSET HILLS MEMORIAL PARK
S.E. BEND TDHM, INC.
BENJAMIN FRANKLIN P. M., INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
PET HAVEN, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
DUNBAR FUNERAL HOME
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
MT. JULIET MEMORIAL GARDENS, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
S.E. FUNERAL HOMES OF TENNESSEE, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
ABBEY PLAN OF TEXAS, INC.
BELEW FUNERAL HOME, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
LYONS FUNERAL HOME, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. CEMETERIES OF TEXAS, INC.
SIMPLICITY PLAN OF TEXAS, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
MONTICELLO MEMORY GARDENS, INC.
S.E. CEMETERIES OF VIRGINIA, INC.
S.E. FUNERAL HOMES OF VIRGINIA, INC.
CREMATION SOCIETY NORTHWEST, INC.

                                                                     Exhibit 4.1

E.R. BUTTERWORTH & SONS
S.E.E.S. OF VANCOUVER, INC.
S.E. ACQUISITION OF WASHINGTON, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KANAWHA PLAZA PARTNERSHIP
KLINGEL-CARPENTER MORTUARY, INC.
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
CEMETERY SERVICES, INC.
WISCONSIN MEMORIAL PARK COMPANY, INC.

By: /s/Thomas M. Kitchen
    --------------------
Name: Thomas M. Kitchen
Title: Authorized Person